EXHIBIT 99.2

July 26, 2018

Board of Directors

Xcerra Corporation

825 University Avenue

Norwood, MA 02062

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 7, 2018, to the Board of Directors of Xcerra Corporation (“Xcerra”) regarding the proposed merger transaction involving Xcerra and Cohu, Inc. (“Cohu”) in the Joint Proxy Statement/Prospectus that forms a part of Amendment No. 1 to Cohu’s Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”) and to the references in the Registration Statement to our firm and to our opinion under the headings “SUMMARY—Opinions of Financial Advisors”, “THE MERGER—Background of the Merger”, “THE MERGER—Recommendation of the Xcerra Board and Xcerra’s Reasons for the Merger”, “THE MERGER—Opinion of Xcerra’s Financial Advisor, Cowen”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, or that we are “experts” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Cowen and Company, LLC

Cowen and Company, LLC